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                                                                   EXHIBIT 10.23

                            MODIFICATION AGREEMENT

     This Modification Agreement (the "Agreement") is made and entered into as of the 27th day of July, 2001, by and between SAFLINK Corporation, a Delaware corporation (the "Company") and each of the purchasers listed on Schedule I hereto ("Purchaser") with regard to the following:

                                  WITNESSETH:

     WHEREAS, the parties entered into the Securities Purchase Agreement ("Securities Purchase Agreement") and the Registration Rights Agreement ("Registration Rights Agreement") for purposes of setting forth the terms and conditions relating to the issuance and sale of Series E Preferred Stock and Series A Warrants and Series B Warrants;

     WHEREAS, all capitalized terms used herein and not defined herein shall have the meanings set forth in the Securities Purchase Agreement or the Registration Rights Agreement, as applicable;

     WHEREAS, the parties wish to modify the Securities Purchase Agreement, the Registration Rights Agreement and the Series A and B Warrants in the manner set forth herein;

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                         SECURITIES PURCHASE AGREEMENT

1.1 Section 3.4 of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

          Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Stock and the exercise of the Warrant in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company, other than (i) restrictions on transferability as may be applicable under federal and state securities laws; (ii) restrictive stock legends contemplated by the Investment Agreements; or (iii) those created by Purchaser. The Preferred Stock and the Warrant are duly authorized and are validly issued, fully paid and non-assessable, and free from all taxes, liens claims and encumbrances and are not and will not be subject to preemptive rights or other similar rights of stockholders of the Company, other than (i) restrictions on transferability as may be applicable under federal and state securities laws; (ii) restrictive stock legends contemplated by the Investment Agreements; or (iii) those created by Purchaser. The board of directors of the Company has unanimously approved the issuance of the Preferred Stock and the Warrant pursuant to the terms hereof and of the Conversion Shares and Warrant Shares
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     issuable upon conversion of the Preferred Stock and the exercise of the
     Warrant pursuant to the terms thereof (without giving effect to any limitations on conversion or exercise contained therein, including for purposes of Nasdaq Rule 4350 (the "Nasdaq Authorization")), has unanimously recommended to the stockholders of the Company the approval of the Nasdaq Authorization and will seek Stockholder Approval (as defined in Section 4.12) at the Company's next stockholder meeting, which shall be no later than October 31, 2001. No further authorization or approval (other than the Stockholder Approval) is required under the rules of Nasdaq with respect to the transactions contemplated by this Agreement, including, without limitation, the issuance of the Conversion Shares and the Warrant Shares and the inclusion thereof on Nasdaq.

1.2 Section 4.8 of the Securities Purchase Agreement shall, subject to and effective only upon authorization by the required vote prescribed by the National Association of Securities Dealers, Inc. ("NASD") and the Delaware General Corporation Law, as applicable, of the Financing, the Reverse Stock Split, and the Amendment to the Certificate of Designation as each such proposal is described in Section 1.3 of this Modification Agreement, be amended to read in its entirety as follows:

          Listing. For so long as a Purchaser owns any of the Securities, the Company shall use its best efforts to continue the listing of its Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, secure and maintain listing and trading of the Conversion Shares and Warrant Shares on such exchange, and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange.

1.3 Section 4.12 of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

          Share Authorization.  The Company covenants and agrees that it shall
     (i) solicit by proxy Stockholder Approval (as defined below) and (ii) use its best efforts to obtain Stockholder Approval at its next stockholder meeting which shall be held no later than October 31, 2001 (the "Stockholder Approval Date"). For purposes hereof, "Stockholder Approval" means (a) authorization by the required vote under Nasdaq Rule 4350 of the stockholders of the Company of the issuance of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to the terms of the Certificate of Designation and the exercise of the Warrant pursuant to the terms thereof in the aggregate in excess of 19.99% of the outstanding shares of Common Stock (the "Financing"), (b) if necessary and to the extent effected by stockholder vote, the elimination of any prohibitions under the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Cap Amount (as defined in the Certificate of Designation) and for all other applicable purposes, (c) authorization by the required vote under the Delaware General Corporation Law to approve the Reverse Stock Split (as defined below) and (d) authorization by the required vote under Delaware General Corporation

                                       2
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     Law to amend the Certificate of Designation in the form of Exhibit A (the
     "Amended Certificate"). In addition, the Company shall, unless otherwise consented to by holders of a majority of the Series E Preferred Stock, have a definitive proxy statement mailed to each stockholder of the Company at least ten (10) days prior to the Stockholder Approval Date.

1.4 Section 4.15 of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

          Reverse Stock Split. The Company covenants and agrees that it will use its best efforts to obtain by September 30, 2001 stockholder approval to conduct a reverse stock split, the ratio of which will be determined by the Company in its sole discretion, provided that such ratio shall be not less than 1:7 and not more than 1:10 (the "Reverse Stock Split").

1.5 Section 4.16 of the Securities Purchase Agreement is hereby amended to read in its entirety as follows:

          Conversion of Jotter Note. The Company covenants and agrees that it will use its best efforts to obtain by October 31, 2001 stockholder approval for the conversion of the $1.7 million promissory note issued to Jotter Technologies, Inc. ("Jotter") as partial consideration in the asset purchase transaction between the Company and Jotter ("Jotter Asset Purchase") into shares of Common Stock at $1.00 per share, and the Company shall, in any event, provide evidence satisfactory to the Purchaser of such conversion.

                                  ARTICLE II

                         REGISTRATION RIGHTS AGREEMENT

2.1 Section 2.1 of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

          Mandatory Registration. The Company shall prepare and file with the SEC a Registration Statement (i) on a Form S-3, in the event a Form S-3 Registration Statement is available to the Company, on or prior to the tenth (10/th/) business day after the Closing (as defined in the Securities Purchase Agreement); or (ii) on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, in the event a Form S-3 Registration Statement is no longer available to the Company, on or prior to the sixtieth (60th) business day after the date of the Closing (as defined in the Securities Purchase Agreement) (in each case, the "Filing Date"). The Registrable Securities included in the Registration Statement shall be allocated to each Purchaser as set forth in Section 12.9 hereof. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of (which approval shall not be unreasonably withheld or denied)) the Initial Purchaser and its counsel prior to its filing or other submission.

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2.2  Section 2.3 of the Registration Rights Agreement shall, subject to and effective only upon authorization by the required vote prescribed by the NASD and the Delaware General Corporation Law, as applicable, of the Financing, the Reverse Stock Split, and the Amended Certificate as each such proposal is described in Section 1.3 of this Modification Agreement, be amended to read in its entirety as follows:

          Registration Deadline; Registration Failure. (a) The Company shall cause the Registration Statement required to be filed pursuant to Section
     2.1 hereof to become effective as soon as practicable following the date of Stockholder Approval (as defined in the Securities Purchase Agreement), if such Stockholder Approval is received, or if such Stockholder Approval is not received, following the date of the next stockholders' meeting, but shall cause such Registration Statement (i) in the event a Form S-3 Registration Statement is available to the Company, to become effective in no event later than the sixtieth (60th) day following the Closing, or (ii) in the event a Form S-3 Registration Statement is no longer available to the Company, to become effective in no event later than December 31, 2001, (in each case, the "Registration Deadline"). If the Registration Statement is not effective as required by this Section 2.3, the Company shall thereafter use its best efforts to cause such Registration Statement to become effective. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2.1 hereof is not declared effective by the SEC on or before the Registration Deadline (a "Registration Failure"), the Conversion Price in respect of any shares of Series E Preferred Stock held by any affected holder, shall be reduced by 20% and for each month thereafter during the period beginning on and including the date of such Registration Failure through and including the date on which such Registration Failure is cured, the Conversion Price shall be reduced by 1.5% (pro rated for days less than one month).

2.3 Section 3.17 of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

          Except for the holders listed in Schedule 3.17 hereto, from and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holder of any securities of the Company (other than Registrable Securities) to include any of their securities in any Registration Statement or any amendment or supplement thereto under Section 3.1 or 3.2 hereof without the consent of the holders of a majority of the Registrable Securities hereunder.

2.4 Schedule 3.17 to the Registration Rights Agreement is hereby amended to read in its entirety as set forth on Exhibit B hereto.

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                                  ARTICLE III

                        SERIES A AND SERIES B WARRANTS

3.1 Subject to and effective only upon authorization by the required vote prescribed by the NASD and the Delaware General Corporation Law, as applicable, of the Financing, the Reverse Stock Split and the Amended Certificate, as each such proposal is described in Section 1.3 of this Modification Agreement, the Company shall amend the Series A Warrants and Series B Warrants issued to each Purchaser in the forms of Exhibits C and D, respectively (the "Amended Warrants"). Each Purchaser shall deliver their respective Series A Warrants and Series B Warrants to the Company in substitution of their respective Amended Warrants. The Company shall deliver the Amended Warrants to the respective Purchasers upon receipt of the Series A Warrants and Series B Warrants from each warrant holder.

                                  ARTICLE IV

                                 MISCELLANEOUS

4.1 Effect. Except as otherwise set forth in this Amendment, the Agreement shall become effective upon execution of this Agreement by holders of two-thirds of the outstanding Preferred Stock. Except as otherwise set forth in this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement and the Series A and B Warrants shall remain in full force and effect in accordance with their terms.

4.2 Approval of Palo Alto Investors. Each of the Purchasers listed on Schedule I hereto hereby agrees, subject to approval by the Company's common stockholders of the Financing, the Reverse Stock Split and the Amended Certificate, to vote at the next meeting of stockholders following the execution of this Agreement in favor of adopting the Amended Certificate.

4.3 Governing Law. This agreement shall be governed by, construed under and enforced in accordance with the laws of the State of Delaware without regard to any conflict of law principles thereof.

4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.5 Costs. The Company shall pay reasonable legal fees and expenses incurred by counsel to Palo Alto Investors in connection with the negotiation and execution of this Modification Agreement, the Amended Certificate and the Amended Warrants.

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          IN WITNESS WHEREOF, the parties have caused this Modification
Agreement to be executed as of the day and year first above written.

                                   SAFLINK CORPORATION


                                   By:
                                      ----------------------------
                                      Glenn Argenbright
                                      Chief Executive Officer


                                   PURCHASER:

                                   By:
                                      ----------------------------
                                   Title:
                                         -------------------------

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